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                                                            Exhibit 21.1


                    SUBSIDIARIES OF THE REGISTRANT



Hart & Cooley, Inc.

Mansfield Plumbing Products, Inc.

Falcon Manufacturing, Inc.

DeVilbiss Air Power Company

SWC Industries, Inc.

Falcon Receivable Program, Inc.